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                                                                    Exhibit 3.13





Submit the Original              STATE OF OREGON
And One True Copy             CORPORATION DIVISION
(831.115) $40.00               158 12th Street NE
                                 Salem, OR 97310

Registry Number:              ARTICLES OF INCORPORATION             FILED
   301746-84                    BUSINESS CORPORATION             JUN 24 1992
(Office Use Only)                                             SECRETARY OF STATE

                    PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

Article 1:   Name of the corporation:  AMF BEVERAGE COMPANY OF OREGON, INC.
                                      ----------------------------------------

     Note: The name must contain the word "Corporation," "Company," "Incorporated," or "Limited" or an abbreviation of one of such words.

Article 2:   Number of shares the corporation will have authority to issue:
             10,000
             ---------

             Class or classes which will receive the net assets upon dissolution:

             -------------------------------------------------------------------

Article 3:   Name of the initial registered agent: C T CORPORATION SYSTEM
                                                   -----------------------------

             Address of initial registered office (Must be a street address in Oregon which is identical to the registered agent's business office):


             800 Pacific Building,             Portland,    OREGON  97204
             -------------------------------------------------------------------
             Street and Number                   City                   Zip Code

             Mailing address of registered agent (if different from the registered office):


             -------------------------------------------------------------------
             Street & Number or PO Box           City      State       Zip Code

                                                          (C/O:)
Article 4:   Address where the Division may mail notices: (Attn:)
                                                          ----------------------

             7275 Glen Forest Dr., Ste. 100,   Richmond,    Virginia    23226
             -------------------------------------------------------------------
             Street & Number or PO Box            City        State     Zip Code

Article 5:   Name and address of each incorporator:

             Ruben Rodriguez                      1025 Vermont Avenue, N.W.
             --------------------------------     ------------------------------
                                                  Washington, D.C. 20005
             --------------------------------     ------------------------------

             --------------------------------     ------------------------------

Article 6:   Name and address of each director (optional):

             Beverley W. Armstrong                6319 Ridgeway Rd.
             --------------------------------     ------------------------------
                                                  Richmond, Virginia 23226
             --------------------------------     ------------------------------

             --------------------------------     ------------------------------


BC-1 (3/88) 831.115 ($40.00)              06249200707 831.219  50.00

    (ORE - 559 - 5/6/88)

                                       1

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED
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BUSINESS CORPORATION'S
ARTICLES OF INCORPORATION

Page 2

Name of corporation:    AMF BEVERAGE COMPANY OF OREGON, INC.
                      ----------------------------------------------------------

Article 7:   Other optional provisions (attach additional sheets, if necessary):

To the fullest extent permissible under the Oregon Business Corporation Act, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


Execution:    /s/ Ruben Rodriguez       Ruben Rodriguez        INCORPORATOR
             -------------------------------------------------------------------
                   Signature             Printed Name             Title

                                                               INCORPORATOR
             -------------------------------------------------------------------
                   Signature             Printed Name             Title


Person to contact about this filing:    Ruben Rodriguez        800-336-3376
                                     -------------------------------------------
                                              Name         Daytime Phone Number


SUBMIT THE ORIGINAL AND THE TRUE COPY TO THE CORPORATION DIVISION, 158 12TH STREET NE, SALEM, OREGON 97310, WITH THE FEE OF $30.00 AND THE SURCHARGE OF $10.00 -- TOTAL $40.00. PLEASE DO NOT SEND CASH. IF YOU HAVE QUESTIONS, CALL
(503) 378-4166.


BC-1 (3/88) 831.115 ($40.00)

                                       2

                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

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                              ARTICLES OF AMENDMENT                FILED
                                     OF THE                     MAR 08 2002
                            ARTICLES OF INCORPORATION             OREGON
                                       OF                   SECRETARY OF STATE
                      AMF BEVERAGE COMPANY OF OREGON, INC.

Pursuant to Section 60.447 of the Oregon Corporation Act, AMF Beverage Company of Oregon, Inc. (the "Corporation"), an Oregon business corporation, files the following Articles of Amendment:

1.   The name of the Corporation is AMF Beverage Company of Oregon, Inc.

2. The Corporation has adopted the following amendment adding the following new Article 8 to the Corporation's Articles of Incorporation:

     Article 8: Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by
     Section 1123(a)(6) of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall
     (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

3.   The amendment was adopted on December 13, 2001.

4. Shareholder action was required to adopt the amendment. The outstanding shares were not divided into classes, and the amendment was adopted by the sole shareholder of all 94,851 outstanding shares of the common stock of the Corporation entitled to vote.


                                AMF BEVERAGE COMPANY OF OREGON, INC.


February 26, 2002               By:   /s/ Christopher F. Caesar
                                      -----------------------------
                                      Name: Christopher F. Caesar
                                      Title: President



                 VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED